EXHIBIT 2.3 Certificate of Correction


Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80222
Please include a typed
self addressed envelope
MUST BE TYPED
FILING FEE $5.00
Must submit two copies.
(303) 894-2251
Fax (303) 894-2242                                         FILED: 05-24-2001
                                                          SECRETARY OF STATE
                                                               20011105787 C
                                                                    13:51:20

Original in file

                            CERTIFICATE OF CORRECTION

Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST:       The exact name of the corporation is                 OUTDOOR
                                                 --------------------------
             ENTERPRISES, INC.
             --------------------------------------------------------------

             organized under the laws of                 State of Colorado
                                        -----------------------------------


SECOND: Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document:
                          -------------------------------------------------

                      Amendment to the Articles of Incorporation
             --------------------------------------------------------------

THIRD:       Date document was filed                   MAY 8, 2001
                                    --------------------------------

FOURTH:      Statement of incorrect information:


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                  ARTICLE 1 of the  Amendment to the  Articles of  Incorporation
                  contained an incorrect statement, erroneously changing the name of the corporation from WALDEN ROADS, INC., to OUTDOOR ENTERPRISES, INC.

FIFTH:            Statement of corrected information:

                  ARTICLE 1 of the Amendment to the Articles of Incorporation should read as follows:

                  The name of the Corporation is AWS ENTERPRISES, INC.



                                                  Signature /s/Edward H.
                                                           ---------------------
Hawkins
---------------------------
                                                           Edward H. Hawkins
                                                  Title    Director
                                                           ---------------------


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EXHIBIT 3. Instruments defining rights of securities holders

              INSTRUMENTS DEFINING THE RIGHTS OF SECURITIES HOLDERS

(As appearing in the Articles of Amendment to the Articles of Incorporation adopted 5/8/2001)

                                   ARTICLE III
                                Capital Structure

         The maximum number of shares of stock which this Corporation is authorized to issue or to have outstanding at any time shall be 55,000,000 shares, of which 50,000,000 shares shall be common stock, no par value per share, and of which 5,000,000 shares shall be preferred stock, no par value per share and may be issued in classes or series.

         The holders of common stock shall have one vote for each share of such stock held. The preferences of the preferred stock shall be as follows: (i) the Preferred Stock shall be non-voting, (ii) the holders of the Preferred Stock, as a group, shall have the right to receive, pro rata, a mandatory dividend of 10% of the Company's adjusted gross profit as reflected on its annual corporate income tax return and to be paid within ten days of the filing thereof, and
(iii) upon dissolution or winding up of the Company, 10% of the assets of the Company shall be distributed on a pro rata basis to the holders of the Preferred Stock prior to division and distribution of assets to the holders of the Company's Common Stock.

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         All stock of this Corporation, whether common stock or preferred stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock once issued, shall be fully paid and nonassessable.

         No holder of shares of any class of this Corporation shall have (1) any preemptive right to subscribe for or acquire additional shares of this Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, or (2) any right to acquire any shares which may be held in the treasury of this Corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.






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